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                                     EXHIBIT 4.2

                       LABORATORY SPECIALISTS OF AMERICA, INC.
                                1994 STOCK OPTION PLAN
                        (AS AMENDED THROUGH OCTOBER 31, 1996)

                                      ARTICLE I

                                  GENERAL PROVISIONS

      On May 10, 1994, Laboratory Specialists of America, Inc. (the "Company") adopted the Laboratory Specialists of America, Inc. 1994 Stock Option Plan (the "Original Plan"). On October 30, 1996, the Board of Directors of the Company (the "Board") approved certain amendments of the Original Plan (including an increase in the shares of stock authorized to be issued under the Original Plan and certain other technical changes) and readopted the 1994 Stock Option Plan (the "Revised 1996 Plan"). The Revised 1996 Plan must be approved by the shareholders of the Company within one year of the date of its adoption by the Board. If the Revised 1996 Plan is not timely approved by the shareholders, (i) the Original Plan will continue in effect and (ii) any Options issued under the Revised 1996 Plan shall remain valid and unchanged to the extent that such Options contain terms which could have been granted under the Original Plan. The Revised 1996 Plan shall be known as the Laboratory Specialists of America, Inc. 1994 Stock Option Plan (the "Plan"). Any Options outstanding prior to the adoption by the Board of the Revised
1996 Plan shall remain valid and unchanged.

     1.1 PURPOSE. The purpose of the Plan shall be to attract, retain and motivate directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries ("Eligible Persons") by way of granting (i) non-qualified stock options ("Stock Options"), (ii) non-qualified stock options with stock appreciation rights attached ("Stock Option SARs"), (iii) incentive stock options ("ISO Options"), and (iv) ISO Options with stock appreciation rights attached ("ISO Option SARs"). For the purpose of this Plan, Stock Option SARs and ISO Option SARs are sometimes collectively herein called "SARs;" and Stock Options and ISO Options are sometimes collectively herein called "Options." The ISO Options to be granted under the Plan are intended to be qualified pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Code. Furthermore, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e) and (f) of
Section 425 of the Code unless the context herein clearly indicates to the contrary.

     1.2 GENERAL. The terms and provisions of this Article I shall be applicable to Stock Options, SARs and ISO Options unless the context herein clearly indicates to the contrary.

     1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board and/or committees established by the Board.

          1.3.1 DIVISION OF PARTICIPANTS AND ESTABLISHMENT OF COMMITTEES. The Eligible Persons under the Plan ("Participants") shall be divided into two groups and there shall be a separate administrator for each group. One group will be comprised of Participants that are Affiliates. For purposes of this Plan, "Affiliate" shall mean all "officers" (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and directors of the Company and all persons who own 10 percent or more of the Company's issued and outstanding equity securities. Initially, the power to administer the Plan with respect to Participants who are Affiliates shall be vested with the Board. At any time the Board may vest the power to administer the Plan with respect to Participants who are Affiliates exclusively with a committee (the "Senior Committee") comprised of two or more Non-Employee Directors (as defined in Rule 16b-3(3)(i) promulgated under the Exchange Act) which are appointed by the Board. The Senior Committee, in its sole discretion, may require approval of the Board for specific grants of Options. The administration of all

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     Participants that are not Affiliates ("Non-Affiliates") shall be vested exclusively with the Board. The Board, however, may at any time appoint a committee (the "Employee Committee") of two or more members of the Board and delegate to such Employee Committee the power to administer the Plan with respect to Non-Affiliates. In addition, the Board may establish an additional committee or committees of persons who are members of the Board and delegate to such other committee or committees the power to administer all or any portion of the Plan with respect to all or a portion of the Participants. Members of each and all committees administering all or any portion of the Plan shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may at any time terminate all or a portion of the functions of the Senior Committee, the Employee Committee, or any other committee allowed under this Plan and reassume all or a portion of the powers and authority previously delegated to such committee. The Board in its discretion may also require the members of any committee allowed under this Plan to be "outside directors" as defined in any applicable regulations promulgated under Section 162(m) of the Code.

          1.3.2 PLAN ADMINISTRATOR. The Board, the Employee Committee, Senior Committee, and/or any other committee allowed under this Plan, whichever is applicable, shall be each referred to herein as a "Plan Administrator." Unless otherwise provided in the Plan, each Plan Administrator shall have, with respect to its administered group, the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan,
     (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). A majority of the members of a Plan Administrator shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Plan Administrator.

          1.3.3 PLAN INTERPRETATION. Unless otherwise provided in the Plan, the Board shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Board shall be final, binding and conclusive.

          1.3.4 SELECTION OF PARTICIPANTS. In designating and selecting Eligible Persons for participation in the Plan, a Plan Administrator shall consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. A Plan Administrator also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the success of the Company and such other factors as a Plan Administrator shall deem relevant in connection with accomplishing the purpose of the Plan.

     1.4 SHARES SUBJECT TO THE PLAN. Shares of stock ("Stock") covered by Stock Options, SARs and ISO Options shall consist of 425,000 shares of the Common Stock, $.001 par value, of the Company, subject to adjustment pursuant to Section 1.7 of the Plan, which may be either authorized and unissued shares or treasury shares, as determined in the sole discretion of the Board. If any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Plan Administrator may grant Stock Options, SARs or ISO Options for such shares of Stock to other Participants. However, Stock Options, SARs and ISO Options shall not be granted again for shares of Stock which have been (i) subject to SARs which are surrendered in exchange for cash or shares of Stock issued pursuant to the exercise of SARs as provided in Article II hereof and (ii) shares withheld for tax withholding requirements.

     1.5 PARTICIPATION IN THE PLAN. A Plan Administrator shall determine from time to time those Eligible Persons within the group of Eligible Persons administered by such Plan Administrator, who are to be granted Stock Options, SARs and ISO Options and the number of shares of Stock covered thereby. Non-Employee Directors shall not be eligible to be granted ISO Options. The maximum number of shares of Stock for which employee-Directors may be

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granted Options in any calendar year shall not exceed 25 percent of the aggregate number of shares of Stock with respect to which Options may be granted under the Plan.

     1.6 DETERMINATION OF FAIR MARKET VALUE. As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the SmallCap Market System or the National Market System of Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock, (ii) if Stock is not traded on any national securities exchange but is quoted on an automated quotation system or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Daily Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, however, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

     1.7 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The grants of Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its assets or business. The aggregate number of shares of Stock under Options granted under the Plan, the Option Price and the ISO Price and the total number of shares of Stock which may be purchased by a Participant on exercise of an Option shall be appropriately adjusted by the Board to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, however, and notwithstanding the foregoing, (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving or the resulting corporation or (iii) a reverse merger in which the Company is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to the merger (collectively referred to herein as a "Corporate Transaction"), shall cause the Plan and any Stock Option, SAR or ISO Option granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation, subject to Section 1.21 of the Plan. Provided, further, that for the purposes of this Section 1.7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination of the Plan. Appropriate adjustment may also be made by the Board in the terms of a SAR to reflect any of the foregoing changes.

     1.8 AMENDMENT AND TERMINATION OF THE PLAN. The Plan shall terminate at midnight, June 30, 2005, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may (A) without the approval of the shareholders of the Company, (i) increase the aggregate number of shares of Stock which may be purchased under Stock Options, SARs or ISO Options granted under the Plan, (ii) withdraw the administration of the Plan from the Plan Administrator, (iii) amend or alter the Option Price or ISO Price, as applicable, (iv) change the manner of computing the spread upon the exercise of a SAR, (v) amend the Plan in any manner which would impair the applicability of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to the Plan or (B) without the consent of the holder of ISO Options, disqualify any ISO Options previously granted under the Plan from treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option, SAR or ISO Option theretofore granted under the Plan without the consent of the affected Participant. Notwithstanding the foregoing, Options may be granted under the Plan to purchase shares of Stock in excess of the number of shares then available for issuance under the Plan if (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by

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the Board prior to the initial grant of any such Option and within one year thereafter such amendment is approved by the Company's shareholders and (ii) each such Option granted is not to become exercisable or vested, in whole or in part, at any time prior to the obtaining of such shareholder approval.

     1.9 EFFECTIVE DATE. The Plan shall be effective May 10, 1994, subject to approval by the holders of a majority of the outstanding Common Stock of the Company present, or represented, and entitled to vote at a meeting called for such purpose or pursuant to a consent in lieu of meeting executed by a majority of the holders of the outstanding Common Stock of the Company, and upon the issuance of a favorable opinion of counsel with respect to certain tax consequences of the Plan as it affects Stock Options, ISO Options and SARs. The Revised 1996 Plan shall be submitted to the shareholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of the Revised 1996 Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. The date such shareholder approval has been obtained shall be referred to in this Plan as the Revised 1996 Plan Effective Date.

     1.10 SECURITIES LAW REQUIREMENTS. The Company shall have the right, but not the obligation to cause the shares of Stock issuable upon exercise of the Options to be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state or jurisdiction.

          1.10.1  RESTRICTIONS ON TRANSFERABILITY AND LEGEND ON CERTIFICATES.
     As a condition precedent to the grant of any Stock Option or the issuance or transfer of shares pursuant to the exercise of any Stock Option, the Company may require the Participant or holder to take any reasonable action to meet such requirements or to obtain such approvals. The Company shall have the right to restrict the transferability of shares of Stock issued or transferred upon exercise of the Stock Options in such manner as it deems necessary or appropriate to insure the availability of any exemption from registration under the Securities Act and any other applicable securities laws or regulations that may be available, including the endorsement with a legend reading as follows:

          The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment purposes. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          1.10.2 REGISTRATION STATEMENT. If a registration statement covering the shares of Stock issuable upon exercise of the Options granted under the Plan is filed under the Securities Act, and is declared effective by the Securities and Exchange Commission, the provisions of Section 1.10.1 shall terminate during the period of time that such registration statement, as periodically amended, remains effective.

     1.11 SEPARATE CERTIFICATES. Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option, SAR, or ISO Option will be issued to such Participant.

     1.12  PAYMENT FOR STOCK; RECEIPT OF STOCK OR CASH IN LIEU OF PAYMENT.

          1.12.1 PAYMENT FOR STOCK. Payment for shares of Stock purchased under this Plan shall be made (i) in full and in cash or check made payable to the Company or (ii) may also be made in Common Stock of the Company held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the date of exercise of the Option, or (iii) a combination of cash and Common Stock of the
     Company.   In the event that Common Stock of the Company is utilized in

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     consideration for the purchase of Stock upon the exercise of an Option, such Common Stock shall be valued at the "fair market value" as defined in
     Section 1.6 of the Plan.

          1.12.2 RECEIPT OF STOCK OR CASH IN LIEU OF PAYMENT. Furthermore, a Participant may exercise an Option without payment of the Option Price or ISO Price in the event that the exercise is pursuant to rights under an SAR attached to the Option and such SAR is exercisable on the date of exercise of the Option to which it is attached. In the event an Option with an SAR attached is exercised without payment of the Option Price or ISO Price in cash or by check, the Participant shall be entitled to receive either (i) a cash payment from the Company equal to the excess of the total fair market value of the shares of Stock on such date as determined with respect to which the Option is being exercised over the total cash Option Price or ISO Price of such shares of Stock as set forth in the Option or (ii) that number of whole shares of Stock as is determined by dividing (A) an amount equal to the fair market value per share of Stock on the date of exercise into (B) an amount equal to the excess of the total fair market value of the shares of Stock on such date with respect to which the Option is being exercised over the total cash Option Price or ISO Price of such shares of Stock as set forth in the Option, and fractional shares will be rounded to the next lowest number and the Participant will receive cash in lieu thereof.

     1.13 INCURRENCE OF DISABILITY AND RETIREMENT. A Participant shall be deemed to have terminated his employment as an employee, his independent contractor arrangement or consulting arrangement with the Company and incurred a disability ("Disability") if such Participant suffers a physical or mental condition which, in the judgment of the Board, totally and permanently prevents a Participant from engaging in any substantial gainful employment with or the providing of services or consulting for the Company or a subsidiary. A Participant shall be deemed to have terminated employment as an employee, independent contractor or a consultant due to retirement ("Retirement") if such Participant ceases to be an employee, independent contractor or a consultant of the Company or its subsidiary, without cause, after attaining the age of 55.

     1.14 STOCK OPTIONS AND ISO OPTIONS GRANTED SEPARATELY. Because the Plan Administrator is authorized to grant Stock Options, SARs and ISO Options to Participants, the grant thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other.
Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Stock Option or SARs shall in no manner affect the grant and exercise of any ISO Options. Similarly, the grant and exercise of any ISO Option shall in no manner affect the grant and exercise of any Stock Option or SARs.

     1.15 GRANTS OF OPTIONS AND STOCK OPTION AGREEMENT. Each Stock Option, ISO Option and/or SAR granted under this Plan shall be evidenced by the minutes of a meeting of the Plan Administrator or by the written consent of the Plan Administrator and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Plan Administrator may determine, which terms, restrictions and conditions may or may not be the same in each case.

     1.16 USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

     1.17 NON-TRANSFERABILITY OF OPTIONS. Except as otherwise herein provided, any Option or SAR granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option and/or SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option and/or SAR contrary to the provisions hereof shall be null and void and without effect.

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     1.18  ADDITIONAL DOCUMENTS ON DEATH OF PARTICIPANT.  No transfer of an
Option and/or SAR by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Plan Administrator may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option and/or SAR of the terms and conditions of such Option and/or SAR.

     1.19 CHANGES IN EMPLOYMENT. So long as the Participant shall continue to be a director, an employee, an independent contractor or a consultant of the Company or any one of its subsidiaries, any Option granted to such Participant shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as a director or in the employ as an employee, independent contractor or consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate such Participant as a director, employee or independent contractor or consultant at any time.

     1.20 SHAREHOLDER RIGHTS. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

     1.21 RIGHT TO EXERCISE UPON COMPANY CEASING TO EXIST. In the event of a Corporate Transaction, the Participant shall have the right immediately prior to consummation of the Corporate Transaction to exercise, in whole or in part, such Participant's then remaining Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise the Participant's then remaining Options as provided in this Section 1.21, and to the extent such Options are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Options thereafter become exercisable. Provided further, that for the purposes of this Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Options granted hereunder.

     1.22 ASSUMPTION OF OUTSTANDING OPTIONS AND SARS. To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization, dissolution or liquidation transaction shall assume Options and SARs outstanding under the Plan or issue new Options and/or SARs in place of outstanding Options and/or SARs under the Plan.

     1.23 TAX WITHHOLDINGS. The Company's obligation to deliver Stock upon the exercise of Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements. The Board may in its discretion and in accordance with the provisions of Section 1.23 and such supplemental rules as the Board may from time to time adopt, provide any or all holders of Options with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such holders in connection with the exercise of their Options ("Taxes"). Such right may be provided to any such holders of Options in either or both of the following methods: (i) the holder of an Option may be provided with the election, which may be subject to approval by the Plan Administrator, to have the Company withhold, from the Stock otherwise issuable upon exercise of such Option, a portion of those shares of Stock with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the applicable Taxes designated by the holder of the Options, and/or (ii) the Board may, in its discretion, provide the holder of the Options with the election to deliver to the Company, at the time the Option is exercised, one or more shares of Stock previously acquired by such holder (other than pursuant to the transaction

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triggering the Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the Taxes incurred in connection with such Option exercise designated by such holder.

     1.24 GOVERNING LAW. The Plan shall be governed by and all questions hereunder shall be determined in accordance with the laws of the State of Oklahoma.

                                      ARTICLE II

                         TERMS OF STOCK OPTIONS AND EXERCISE

     2.1  GENERAL TERMS.

          2.1.1 GRANT AND TERMS FOR STOCK OPTIONS. Stock Options shall be granted by the Plan Administrator on the following terms and conditions:
     No Stock Option shall be exercisable more than 10 years after the date of grant. Subject to such limitation, the Plan Administrator shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution. Stock Options shall be exercisable only by the Participant while serving as a Non-Employee Director of the Company or a subsidiary or while actively employed as an employee, an independent contractor or a consultant by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), (ii) if a Participant is terminated as a Non-Employee Director, an employee, an independent contractor or a consultant of the Company or a subsidiary on account of Retirement, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months of such date of termination, or (iii) if a Participant is terminated as a Non-Employee Director, as an employee, an independent contractor or a consultant of the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12-month period following the date of such Participant's Retirement or termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1.1(i) of this Article II.

          2.1.2 OPTION PRICE. The option price ("Option Price") for shares of Stock subject to Stock Option shall be determined by the Plan Administrator, but in no event shall such Option Price be less than 85 percent of the fair market value of the Stock on the date of grant.

          2.1.3 ACCELERATION OF OTHERWISE UNEXERCISABLE STOCK OPTION ON RETIREMENT, DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Board, in its sole discretion, may permit (i) a Participant who is terminated as a Non-Employee Director, an employee, an independent contractor or a consultant due to Retirement or Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who is terminated as a Non-Employee Director, an employee, an independent contractor or a consultant upon the occurrence of special circumstances (as determined by the Board), to exercise and purchase (within three years of such date of such Participant's termination) all or any part of the shares subject to Stock Option on the date of the Participant's termination, Retirement, Disability, death, or as the Board otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such termination date.

          2.1.4 NUMBER OF STOCK OPTIONS GRANTED. Participants may be granted more than one Stock Option. In making any such determination, the Plan Administrator shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The

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     granting of a Stock Option under the Plan shall not affect any outstanding
     Stock Option previously granted to a Participant under the Plan.

          2.1.5 NOTICE OF EXERCISE STOCK OPTION. Upon exercise of a Stock Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Plan Administrator, at the Company's main office in Oklahoma City, Oklahoma. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required Taxes.

                                     ARTICLE III

                                         SARS

3.1 GENERAL TERMS.

          3.1.1 GRANT AND TERMS OF SARS. The Plan Administrator of each administered group may grant SARs to Participants in connection with Stock Options or ISO Options granted under the Plan. SARs shall terminate at such time as the Plan Administrator determines and shall be exercised only upon surrender of the related Stock Option or ISO Option and only to the extent that the related Stock Option or ISO Option (or the portion thereof as to which the SAR is exercisable) is exercised. SARs may be exercised only by the Participant while a Non-Employee Director, an employee, an independent contractor or a consultant of the Company or a subsidiary except that (i) any SARs previously granted to a Participant which are otherwise exercisable may be exercised, with the approval of the Plan Administrator, by the personal representative of a deceased Participant (but not beyond the expiration date of such SAR), and (ii) if a Participant is terminated as a Non-Employee Director, an employee, an independent contractor or a consultant of the Company or a subsidiary, as the case may be, on account of Retirement or Disability, such Participant may exercise any SARs which are otherwise exercisable, with the approval of the Plan Administrator, anytime within three months of the date of the termination by Retirement or within 12 months of termination by Disability. If a Participant should die during the applicable three-month period following the date of such Participant's Retirement or during the applicable 12 month period following the date of termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any SARs granted to such deceased Participant shall be governed in accordance with (i) of the second sentence of this Subsection 3.1.1.
     The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option or ISO Option, as the case may be, (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option or ISO Option is transferable, (iii) only be exercised when the underlying Stock Option or ISO Option is exercised, and
     (iv) may be exercised only if there is a positive spread between the Option Price or ISO Price, as applicable and the fair market value of the Stock for which the SAR is exercised.

          3.1.2 ACCELERATION OF OTHERWISE UNEXERCISABLE SARS ON RETIREMENT, DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Board, in its sole discretion, may permit (i) a Participant is terminated as a Non-Employee Director, an employee, an independent contractor, or a consultant with the Company or a subsidiary due to Retirement or Disability, (ii) the personal representative of such deceased Participant, or (iii) any other Participant who is terminated as a Non-Employee Director, an employee, an independent contractor or a consultant with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Board) to exercise (within three years of such date of such termination) all or any part of any such SARs previously granted to such Participant as of the date of such Participant's termination, Retirement, Disability, death, or as the Board otherwise so determines, notwithstanding that all installments, if any with respect to such SARs, had not accrued on such date.

          3.1.3 FORM OF PAYMENT OF SARS. The Participant may request the method and combination of payment upon the exercise of a SAR; however, the Board has the final authority to determine whether the

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     value of the SAR shall be paid in cash or shares of Stock or both.  Upon exercise of a SAR, the holder is entitled to receive the excess amount of the fair market value of the Stock (as of the date of exercise) for which the SAR is exercised over the Option Price or ISO Price, as applicable, under the related Stock Option or ISO Option, as the case may be. All applicable Taxes will be paid by the Participant to the Company upon the exercise of a SAR because the excess amount described above will be required to be included within taxable income in accordance with Sections 61 and 83 of the Code.

                                      ARTICLE IV

                               GRANTING OF ISO OPTIONS

     4.1 GENERAL. With respect to ISO Options granted on or after the effective date of the Plan the following provisions in this Article IV shall apply to the exclusion of any inconsistent provision in any other Article in the Plan because the ISO Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Code.

     4.2 GRANT AND TERMS OF ISO OPTIONS. ISO Options may be granted only to employees of the Company and any of its subsidiaries. No ISO Options shall be granted to any person who is not eligible to receive "incentive stock options" as provided in Section 422 of the Code. No ISO Options shall be granted to any management employee if, immediately before the grant of an ISO Option, such employee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries (as determined in accordance with the stock attribution rules contained in
Section 425(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the ISO Option is granted, the ISO Price is at least 110 percent of the "fair market value" of the Stock subject to the ISO Option, and such ISO Option by its terms is not exercisable after the expiration of five years from the date such ISO Option is granted.

          4.2.1 ISO OPTION PRICE. The option price for shares of Stock subject to an ISO Option ("ISO Price") shall be determined by the Plan Administrator, but in no event shall such ISO Price be less than the fair market value of the Stock on the date of grant.

          4.2.2 ANNUAL ISO OPTION LIMITATION. The aggregate "fair market value" (determined as of the time the ISO Option is granted) of the Stock with respect to which ISO Options are exercisable for the first time by any Participant during in any calendar year (under all "incentive stock option" plans qualified under Section 422 of the Code sponsored by the Company and its subsidiary corporations) shall not exceed $100,000.

          4.2.3 TERMS OF ISO OPTIONS. ISO Options shall be granted on the following terms and conditions: (i) no ISO Option shall be exercisable more than 10 years after the date of grant (five years if the ISO Option is granted to a Participant who at the time of the grant owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or a subsidiary); (ii) the Plan Administrator shall have the discretion to fix the period (the "ISO Period") during which any ISO Option may be exercised; (iii) ISO Options granted shall not be transferable except by will or by the laws of descent and distribution; (iv) ISO Options shall be exercisable only by the Participant while actively employed by the Company or a subsidiary, except that (A) any such ISO Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the expiration date of such ISO Option), (B) if a Participant terminates his employment as an employee with the Company or a subsidiary on account of Retirement, such Participant may exercise any ISO Option which is otherwise exercisable at any time within three months of such date of termination and
     (C) if a Participant terminates his employment with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any ISO Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable

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     three-month or 12 month period following the date of such Participant's
     Retirement or Disability, then in such event, the rights of the personal representative of such deceased Participant as such relate to any ISO Options granted to such deceased Participant shall be governed in accordance with this Subsection 4.2.3.

          4.2.4 ACCELERATION OF OTHERWISE UNEXERCISABLE ISO OPTION ON RETIREMENT, DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Board, in its sole discretion, may permit (i) a Participant who terminates employment as an employee with the Company or a subsidiary due to Retirement or a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment as an employee with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Board) to exercise and purchase (within three months of such date of termination of employment as an employee or 12 months in the case of a disabled or deceased Participant) all or any part of the shares of Stock subject to ISO Option on the date of the Participant's Retirement, Disability, death, or as the Board otherwise so determines, notwithstanding that all installments, if any, had not accrued on such date.

          4.2.5 NUMBER OF ISO OPTIONS GRANTED. Subject to the applicable limitations contained in the Plan with respect to ISO Options, Participants may be granted more than one ISO Option. In making any such determination, the Plan Administrator shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of an ISO Option under the Plan shall not affect any outstanding ISO Option previously granted to a Participant under the Plan.

          4.2.6 NOTICE TO EXERCISE ISO OPTION. Upon exercise of an ISO Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Plan Administrator, at the Company's main office in Oklahoma City, Oklahoma.

                                      ARTICLE V

                              OPTIONS NOT QUALIFYING AS
                               INCENTIVE STOCK OPTIONS

     5.1 NON-QUALIFYING OPTIONS. With respect to all or any portion of any option granted under the Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such option shall be considered as a Stock Option granted under this Plan for all purposes.


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